Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, Inc. Second Quarter 2020 Earnings July 30, 2020

Apollo 2Q'20 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	2Q'20	Per Share	YTD'20	Per Share
• Net Income (loss)	$999.1	N/A	($1,284.8)	N/A
• Net Income (loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$437.2	$1.84	($568.2)	($2.55)

Financial Measures & Dividend

($ in millions, except per share data)	2Q'20	Per Share	YTD'20	Per Share
• Distributable Earnings ("DE")	$205.2	$0.46	$370.4	$0.83
• Fee Related Earnings ("FRE")	$259.2	$0.59	$487.3	$1.11

- Net Performance Fee Receivable of $205 million ($0.46 per share) and Net Clawback Payable of $212 million ($0.48 per share) as of 2Q'20
- Declared 2Q'20 dividend of $0.49 per share of Class A Common Stock and equivalent (payout ratio of 107%), bringing LTM dividends to $2.30 per share of Class A Common Stock (payout ratio of 93%)

Assets Under Management

- Total Assets Under Management ("AUM") of $413.6 billion
- Fee-Generating AUM ("FGAUM") of $329.8 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $124.8 billion
- Dry powder of $47.4 billion available for investment

Business Drivers

- Inflows: $89.2 billion of capital inflows ($118.6 billion LTM)
- Deployment: $7.2 billion invested ($19.0 billion LTM)
- Realizations: $1.4 billion of capital returned to investors ($11.0 billion LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 30 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC to a Delaware corporation named Apollo Global Management, Inc. (the "Conversion"). "LTM" as used throughout this presentation refers to the twelve months ended June 30, 2020 unless the context otherwise provides. YTD'20 DE and FRE per share amounts represent the sum of the last two quarters.

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GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $1.0 billion for the quarter ended June 30, 2020; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders was $437.2 million for the quarter ended June 30, 2020

($ in thousands, except share data)	2Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Revenues:					
Management fees	$388,215	$396,604	$409,953	$768,241	$806,557
Advisory and transaction fees, net	31,124	36,963	61,957	50,693	98,920
Investment income (loss):					
Performance allocations	176,862	(1,734,323)	924,599	428,359	(809,724)
Principal investment income (loss)	39,602	(187,849)	111,621	65,627	(76,228)
Total investment income (loss)	216,464	(1,922,172)	1,036,220	493,986	(885,952)
Incentive fees	776	19,519	205	1,436	19,724
Total Revenues	**636,579**	**(1,469,086)**	**1,508,335**	**1,314,356**	**39,249**
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	123,669	139,269	151,019	242,832	290,288
Equity-based compensation	44,662	52,122	59,420	89,739	111,542
Profit sharing expense	68,278	(635,998)	375,959	191,725	(260,039)
Total compensation and benefits	236,609	(444,607)	586,398	524,296	141,791
Interest expense	23,302	31,242	32,291	42,410	63,533
General, administrative and other	81,839	84,522	83,729	153,501	168,251
Placement fees	775	409	359	335	768
Total Expenses	**342,525**	**(328,434)**	**702,777**	**720,542**	**374,343**
Other Income (Loss):					
Net gains (losses) from investment activities	45,060	(1,264,551)	268,667	63,889	(995,884)
Net gains (losses) from investment activities of consolidated variable interest entities	4,631	(165,920)	57,862	14,097	(108,058)
Interest income	8,710	7,934	3,994	15,786	11,928
Other income (loss), net	6,603	(16,507)	3,327	6,693	(13,180)
Total Other Income (Loss)	**65,004**	**(1,439,044)**	**333,850**	**100,465**	**(1,105,194)**
Income (loss) before income tax (provision) benefit	359,058	(2,579,696)	1,139,408	694,279	(1,440,288)
Income tax (provision) benefit	(16,897)	295,853	(140,323)	(36,551)	155,530
Net Income (Loss)	**342,161**	**(2,283,843)**	**999,085**	**657,728**	**(1,284,758)**
Net (income) loss attributable to Non-Controlling Interests	(177,338)	1,287,625	(552,756)	(343,848)	734,869
Net Income (Loss) Attributable to Apollo Global Management, Inc.	**164,823**	**(996,218)**	**446,329**	**313,880**	**(549,889)**
Series A Preferred Stock Dividends	(4,383)	(4,383)	(4,383)	(8,766)	(8,766)
Series B Preferred Stock Dividends	(4,781)	(4,781)	(4,782)	(9,562)	(9,563)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$155,659**	**($1,005,382)**	**$437,164**	**$295,552**	**($568,218)**
Net Income (Loss) Per Share of Class A Common Stock:					
Net Income (Loss) Available to Class A Common Stock – Basic	$0.75	($4.47)	$1.84	$1.41	($2.55)
Net Income (Loss) Available to Class A Common Stock – Diluted	$0.75	($4.47)	$1.84	$1.41	($2.55)
Weighted Average Number of Class A Common Stock Outstanding – Basic	199,578,950	226,757,519	227,653,988	200,202,174	227,205,866
Weighted Average Number of Class A Common Stock Outstanding – Diluted	199,578,950	226,757,519	227,653,988	200,202,174	227,205,866

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Total Segments

($ in thousands, except per share data)	2Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Management fees	$366,311	$382,368	$401,822	$724,934	$784,190
Advisory and transaction fees, net	31,062	36,732	61,749	50,122	98,481
Performance fees[1]	9,261	2,404	3,440	9,922	5,844
Total Fee Related Revenues	**406,634**	**421,504**	**467,011**	**784,978**	**888,515**
Salary, bonus and benefits	(110,269)	(124,021)	(134,999)	(215,994)	(259,020)
General, administrative and other	(63,156)	(68,353)	(71,803)	(126,189)	(140,156)
Placement fees	(775)	(413)	(358)	(335)	(771)
Total Fee Related Expenses	**(174,200)**	**(192,787)**	**(207,160)**	**(342,518)**	**(399,947)**
Other income (loss), net of Non-Controlling Interest	6,087	(661)	(606)	5,817	(1,267)
Fee Related Earnings	**$238,521**	**$228,056**	**$259,245**	**$448,277**	**$487,301**
Per share[2]	$0.58	$0.52	$0.59	$1.09	$1.11
Realized performance fees	33,335	65,746	10,837	97,124	76,583
Realized profit sharing expense	(13,306)	(65,746)	(10,837)	(54,445)	(76,583)
Net Realized Performance Fees	**20,029**	**—**	**—**	**42,679**	**—**
Realized principal investment income, net[3]	11,281	5,583	5,219	22,717	10,802
Net interest loss and other	(15,014)	(37,134)	(29,050)	(27,706)	(66,184)
Segment Distributable Earnings	**$254,817**	**$196,505**	**$235,414**	**$485,967**	**$431,919**
Taxes and related payables	(14,878)	(22,193)	(21,040)	(29,514)	(43,233)
Preferred dividends	(9,164)	(9,164)	(9,165)	(18,328)	(18,329)
Distributable Earnings	**$230,775**	**$165,148**	**$205,209**	**$438,125**	**$370,357**
Per share[2]	$0.56	$0.37	$0.46	$1.06	$0.83
Net dividend per share[2]	$0.50	$0.42	$0.49	$0.96	$0.91
Payout ratio	89%	114%	107%	91%	110%

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge, and MidCap.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. YTD per share amounts represent the sum of the last two quarters. See page 22 for details regarding the stockholder dividend and page 27 for the share reconciliation.
3. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.

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Fee Related Earnings Rollforward FRE increased 9% year-over-year and 14% quarter-over-quarter driven by higher management fees and advisory and transaction fees. FRE margin increased to 56% for the quarter. Quarterly Trailing FRE FRE Bridge ($ in millions) FRE Margin1 $1 Comp $19 Non-Comp $259.2 $25 Performance $241.1 $238.5 Fees ($11) ($3) $228.1 Mgmt $212.8 Fees Advisory & Transaction Fees 58% 56% • 54% 54% 53% 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 Per $0.58 $0.52 $0.59 $0.52 $0.06 $0.04 $— $(0.02) $(0.01) $0.59 Share “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. 4

Distributable Earnings and Dividend

DE per share increased 24% quarter-over-quarter, fueled by strong FRE growth



Distributable Earnings per Share[1]
$0.56
$0.54
$1.10
$0.37
$0.46
2Q'19
3Q'19
4Q'19
1Q'20
2Q'20



Dividend per Share[1]
$0.50
$0.50
$0.89
$0.42
$0.49
$0.40 Minimum Quarterly Dividend
2Q'19
3Q'19
4Q'19
1Q'20
2Q'20

1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. The declaration and payment of any dividends are at the sole discretion of the executive committee of AGM Inc.'s board of directors, which may change the policy at any time, including, without limitation, to eliminate the dividend entirely.

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Assets Under Management Total AUM increased to $413.6 billion during the quarter, principally from client transactions which increased insurance assets under management and strong inflows Gross Inflows were $89.2 billion during the quarter and $118.6 billion over the twelve months ended June 30, 2020 Dry powder was $47.4 billion as of quarter-end, of which $18.3 billion was dry powder with future management fee potential Total AUM Fee-Generating AUM ($ in billions) ($ in billions) $413.6 $413.6 $39.9 $39.9 $73.3 $73.3 $329.8 $329.8 $311.9 $315.5 CAGR $31.6 $31.6 $33.5 $38.1 21% $43.8 $43.8 $241.7 CAGR $77.2 $67.7 $236.1 21% $25.9 $29.4 $47.1 $44.0 $162.3 $300.4 $19.4 $300.4 $128.3 $47.2 $254.4 $15.0 $254.4 $201.2 $209.7 $32.4 $163.1 $168.3 $95.7 $80.9 2Q'19 1Q'20 2Q'20 2Q'15 2Q'20 2Q'19 1Q'20 2Q'20 2Q'15 2Q'20 Credit Private Equity Real Assets Credit Private Equity Real Assets 6

Performance Fee Assets Under Management Performance Fee-Generating AUM increased to $40.0 billion during the quarter driven by appreciation in our funds’ private equity portfolio Performance Fee-Eligible AUM1 Performance Fee-Generating AUM ($ in billions) ($ in billions) $122.7 $124.8 $124.8 $119.3 $9.7 $9.8 $9.8 $9.8 $62.2 $2.8 $56.3 $56.3 $62.3 $53.7 $80.8 $6.4 $23.8 $40.0 $40.0 $3.8 $36.5 $3.8 $3.1 $41.1 $18.0 $13.4 $18.0 $22.8 $3.7 $55.8 $58.7 $58.7 $35.6 $2.2 $50.7 $33.3 $20.0 $16.9 $18.2 $18.2 2Q'19 1Q'20 2Q'20 2Q'15 2Q'20 2Q'19 1Q'20 2Q'20 2Q'15 2Q'20 Credit Private Equity Real Assets Credit Private Equity Real Assets 1. Effective 2Q’20, performance fee-eligible AUM for Athora includes only capital commitments. Prior period performance fee-eligible AUM has been conformed to reflect this change in presentation.  7

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[4]	Private Equity	Real Assets	Total
1Q'20	**$209,745**	**$67,669**	**$38,097**	**$315,511**
Inflows	85,347	1,768	2,122	89,237
Outflows[3]	(5,788)	(51)	(283)	(6,122)
Net Flows	**79,559**	**1,717**	**1,839**	**83,115**
Realizations	(653)	(536)	(224)	(1,413)
Market Activity	11,803	4,451	139	16,393
2Q'20	**$300,454**	**$73,301**	**$39,851**	**$413,606**
QoQ Change	**43%**	**8%**	**5%**	**31%**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'20	**$168,262**	**$43,976**	**$29,412**	**$241,650**
Inflows	80,745	829	2,535	84,109
Outflows[3]	(5,664)	(977)	(278)	(6,919)
Net Flows	**75,081**	**(148)**	**2,257**	**77,190**
Realizations	(75)	(203)	(134)	(412)
Market Activity	11,064	215	71	11,350
2Q'20	**$254,332**	**$43,840**	**$31,606**	**$329,778**
QoQ Change	**51%**	**—%**	**7%**	**36%**

LTM Total AUM Rollforward[1]

($ in millions)	Credit[4]	Private Equity	Real Assets	Total
2Q'19	**$201,216**	**$77,148**	**$33,498**	**$311,862**
Inflows[2]	107,530	3,183	7,915	118,628
Outflows[3]	(12,289)	(90)	(517)	(12,896)
Net Flows	**95,241**	**3,093**	**7,398**	**105,732**
Realizations	(2,555)	(6,427)	(1,978)	(10,960)
Market Activity[2]	6,552	(513)	933	6,972
2Q'20	**$300,454**	**$73,301**	**$39,851**	**$413,606**
YoY Change	**49%**	**(5%)**	**19%**	**33%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'19	**$163,089**	**$47,082**	**$25,965**	**$236,136**
Inflows[2]	100,406	1,798	6,877	109,081
Outflows[3]	(13,957)	(3,545)	(954)	(18,456)
Net Flows	**86,449**	**(1,747)**	**5,923**	**90,625**
Realizations	(1,045)	(1,773)	(546)	(3,364)
Market Activity[2]	5,839	278	264	6,381
2Q'20	**$254,332**	**$43,840**	**$31,606**	**$329,778**
YoY Change	**56%**	**(7%)**	**22%**	**40%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Effective 1Q'20, market activity includes mark-to-market changes and investment income of Athene, which had previously been reported as inflows. Prior periods in the LTM Total and Fee-Generating AUM Rollforwards have been conformed to reflect this change in presentation.
3. Included in the 2Q'20 outflows for both Total AUM and FGAUM are $0.7 billion of redemptions. Included in the LTM outflows for both Total AUM and FGAUM are $2.1 billion of redemptions.
4. As of 2Q'20, Credit AUM includes $21.5 billion of CLOs, $12.8 billion of which Apollo earns fees based on gross assets and $8.7 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)



Real Assets
$5.0
Credit
$14.6
Other PE
$6.8
$47 billion
$2.3
Fund VIII
$18.7
Fund IX
Private Equity
$27.8

Capital Deployment[1]

($ in billions)



2Q'20
Real Assets
$0.4
$2.9
Credit
$7 billion
Private Equity
$3.9
LTM
Real Assets
$1.7
Credit
$19 billion
$9.3
$8.0
Private Equity

Performance Fee-Eligible AUM

($ in billions)



Uninvested Performance Fee-Eligible AUM
$39.5
$40.0
Currently Generating Performance Fees
$124.8 billion
$45.3
Not Currently Generating Performance Fees

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$22.0	$19.9	5%
Structured Credit	3.5	3.5	22%
Direct Origination	4	3.9	4%
Advisory and Other	2.3	2.4	1%
Credit	**31.8**	**29.7**	**7%**
Fund IX	5.3	5.3	10%
ANRP II	1.4	1.4	30%
Hybrid Capital	2.0	2.0	93%
Other PE	3.5	2.5	39%
Private Equity[5]	**12.2**	**11.2**	**34%**
Real Assets	**1.3**	**0.7**	**> 250bps**
Total	**$45.3**	**$41.6**	

1. Reflects capital deployment activity from commitment based funds and accounts that have a defined maturity date. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of June 30, 2020. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor. 5. The private equity funds disclosed in the table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Permanent Capital Vehicles, Athene, and Athora Permanent Capital AUM Supplemental Information ($ in billions) $246 ($ in billions) 1Q'20 2Q'20 Athene3 $124.5 $165.1 Athora 15.5 60.2 $136 60% MidCap 9.2 8.6 $87 49% $72 1 47% ARI 7.2 7.0 45% $25 AINV/Other2 5.0 4.6 22% 2012 2014 2016 2018 2Q'20 AFT/AIF 0.6 0.7 Permanent CapitalPer iAUMod Ending % of Total AUM Total AUM in Permanent Capital Vehicles $162.0 $246.2 Fee Related Revenue from Permanent Capital Athene and Athora AUM ($ in billions) 1Q'20 2Q'20 ($ in millions) $206 Athene3 $124.5 $165.1 $189 $190 $184 Core Assets 29.0 45.4 $175 Core Plus Assets 29.7 36.2 Yield Assets 44.3 55.5 High Alpha 5.4 5.8 Cash, Treasuries, Equities and Alternatives 16.1 22.3 Athora $15.5 $60.2 Non-Sub-Advised 11.6 55.6 Sub-Advised 3.9 4.6 2Q’19 3Q’19 4Q’19 1Q’20 2Q’20 Total Athene and Athora AUM $140.0 $225.3 1. Amounts are as of March 31, 2020. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 2. Amounts are as of March 31, 2020. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.7 billion of AUM related to a non-traded business development company. 3. Includes $39.5 billion of gross assets related to ACRA Re Ltd. and $2.4 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program. 10

Net Performance Fee Receivable Rollforward & Net Clawback Payable

Net performance fee receivable increased to $0.46 per share as the fair values of certain funds previously in clawback appreciated meaningfully during the quarter, while net clawback payable declined to $0.48 per share as certain funds remained in clawback



Net Performance Fee Receivable[1]
Net Clawback Payable[2]
(Per Share)
$1.55
$1.93
$1.85
$0.07
Net Performance Fees/Other[3]
+$0.40
Net Realized Performance Fees
($0.01)
$0.46
($1.31)
($0.48)
2Q'19
3Q'19
4Q'19
1Q'20
2Q'20
1Q'20
2Q'20

($ in millions)	$637	$795	$762	$31	$177	($3)	$205	($577)	($212)

Note: All per share figures calculated using Distributable Earnings Shares Outstanding.

1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments.
2. As of June 30, 2020, certain funds had $386.8 million in general partner obligations to return previously distributed performance fees offset, in part, by $174.7 million in clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. These general partner obligations and potential return of profit sharing distributions are included in due to related parties and due from related parties, respectively, on the consolidated statements of financial condition.
3. Net Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees.

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Segment Highlights

Credit

Commentary

- Total AUM increased $91 billion or 43% quarter-over-quarter to $300 billion, primarily driven by client transactions which increased insurance assets under management and robust capital raising
- Fee-generating inflows of $80.7 billion during the quarter and $100.4 billion during the twelve months ended June 30, 2020; organic fee-generating inflows of $8.6 billion during the quarter driven by deployment in corporate credit and direct origination funds, organic growth in our insurance assets under management, and subscriptions into our corporate credit and direct origination funds
- FRE increased 21% year-over-year, driven by growth in management fees from permanent capital vehicles and fundraising and increased advisory and transaction fees
- Capital deployment[2] from commitment-based funds of $2.9 billion for the quarter driven by opportunistic investments in consumer discretionary, industrials, communications services, and utilities sectors and investments in structured credit, direct lending, longevity assets, and aviation assets
- In April 2020, Athora closed on its acquisition of VIVAT N.V. ("VIVAT") from Anbang Group Holdings Co Limited
- Athene closed its reinsurance transaction with Jackson National Life Insurance Company during the quarter, adding another $28 billion of AUM; also, Apollo raised an additional $6 billion of new commitments for Apollo Strategic Origination Partners, a new origination platform expected to provide approximately $12 billion in financings over the next three years

($ in billions)



Advisory and Other
$74.3
Direct Origination
$24.4
$300bn AUM
$147.0
Corporate Credit
$54.8
Structured Credit

$217.4bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	2Q'19	2Q'20	% Change vs. 2Q'19	YTD'19	YTD'20	% Change vs. YTD'19
Management fees	$190,275	$224,721	18%	373,017	432,950	16%
Advisory and transaction fees, net	5,510	13,756	150%	8,358	29,023	247%
Performance fees[3]	9,261	3,440	(63%)	9,922	5,844	(41%)
Total Fee Related Revenues	**205,046**	**241,917**	**18%**	**391,297**	**467,817**	**20%**
Salary, bonus and benefits	(50,465)	(52,806)	5%	(94,769)	(109,814)	16%
Non-compensation expenses	(31,804)	(37,609)	18%	(58,995)	(73,288)	24%
Total Fee Related Expenses	**(82,269)**	**(90,415)**	**10%**	**(153,764)**	**(183,102)**	**19%**
Other income (loss), net of NCI	1,968	(724)	NM	1,564	(1,387)	NM
Fee Related Earnings	**$124,745**	**$150,778**	**21%**	**$239,097**	**$283,328**	**18%**
Realized performance fees	18,030	4,359	(76)%	21,357	30,220	41%
Realized profit sharing expense	(7,877)	(4,359)	(45)%	(11,395)	(29,916)	163%
Realized principal investment income, net	7,909	1,810	(77)%	10,958	3,184	(71)%
Net interest loss and other	(4,656)	(11,857)	155%	(9,042)	(28,971)	220%
Segment Distributable Earnings	**$138,151**	**$140,731**	**2%**	**$250,975**	**$257,845**	**3%**

Corporate Credit[4]
7.7% / 2.9%

Structured Credit
8.9% / (3.2)%

Direct Origination
2.7% / 3.4%

2Q'20 / LTM Credit Gross Return[1]

$8.6bn / $23.2bn

2Q'20 / LTM Fee-generating inflows (excludes acquisitions)

1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 2Q'20 Net Returns for corporate credit, structured credit and direct origination were 7.2%, 8.7% and 1.4%, respectively. The LTM Net Returns for corporate credit, structured credit and direct origination were 1.7%, (4.0)% and (0.6)%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment accounts ("SIAs") that have a defined maturity date. 3. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap. 4. CLOs are included within corporate credit. The 2Q'20 and LTM gross returns for CLOs were 8.7% and (0.4)%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge.

APOLLO

13

Private Equity

Commentary

- Total AUM increased 8% quarter-over-quarter to $73 billion, primarily driven by market activity and inflows
- Realization activity primarily driven by the sale of Aleris International, interest and sales proceeds from debt investments, and distributions from Apollo Education and CareerBuilder
- Deployed $3.9 billion and committed to invest an additional $1.7 billion during the quarter; total committed but not yet deployed capital[1] at quarter end was $1.6 billion (excluding co-investments) of which $1.1 billion related to energy asset build-ups expected to be deployed over time
- Private equity fund appreciation during the quarter of 11.7%[2], primarily driven by public portfolio company holdings



($ in billions)
Natural Resources
Hybrid Capital
$4.5
$9.1
$73bn AUM
$59.7
Private Equity

$1.5bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	2Q'19	2Q'20	% Change vs. 2Q'19	YTD'19	YTD'20	% Change vs. YTD'19
Management fees	$129,638	$127,592	(2)%	$260,134	$252,860	(3)%
Advisory and transaction fees, net	20,257	44,802	121%	36,393	65,145	79%
Total Fee Related Revenues	**149,895**	**172,394**	**15%**	**296,527**	**318,005**	**7%**
Salary, bonus and benefits	(40,267)	(53,202)	32%	(83,500)	(95,682)	15%
Non-compensation expenses	(23,580)	(21,770)	(8%)	(49,307)	(43,871)	(11%)
Total Fee Related Expenses	**(63,847)**	**(74,972)**	**17%**	**(132,807)**	**(139,553)**	**5%**
Other income, net	3,963	2	(100%)	4,159	25	(99%)
Fee Related Earnings	**$90,011**	**$97,424**	**8%**	**$167,879**	**$178,477**	**6%**
Realized performance fees	12,231	3,549	(71)%	72,687	4,692	(94)%
Realized profit sharing expense	(4,089)	(3,549)	(13)%	(41,816)	(4,996)	(88)%
Realized principal investment income, net	1,877	3,404	81%	9,965	3,946	(60)%
Net interest loss and other	(7,650)	(11,686)	53%	(13,783)	(27,360)	99%
Segment Distributable Earnings	**$92,380**	**$89,142**	**(4)%**	**$194,932**	**$154,759**	**(21)%**

11.7% / (5.6%)

2Q'20 / LTM
Private Equity Fund Appreciation/ (Depreciation)[2]

Public Investments[3]

	Shares Held (mm)
ADT Security Services (NYSE: ADT)	
Fund VIII	282.3
Watches of Switzerland (LSE: WSOG)	
Fund VII	96.1
Verallia (EPA: VRLA)	
Fund VIII	65.5
OneMain (NYSE: OMF)	
Fund VIII	26.5

1. Represents capital committed to investments as of June 30, 2020 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund appreciation/depreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. Approximately 18% of private equity investments' value was determined using broker or listed exchange prices.

APOLLO

14

Real Assets Commentary Infrastructure ($ in billions) Principal Finance $2.2 • Total AUM increased 5% quarter-over-quarter to $40 billion driven by inflows in the debt managed accounts $6.7 • Realized performance fees in the quarter relating to Infrastructure Equity and EPF I $40bn AUM • U.S. RE Fund III commenced its investment period, closing on its first investments during the quarter • Real assets gross return of 1.4% during the quarter ended June 30, 2020 primarily driven by appreciation in $30.9 Real Estate our principal finance, infrastructure equity and Asia funds $27.3bn from Permanent Capital Vehicles Financial Results Summary % Change % Change 1.4% / 10.1% ($ in thousands) 2Q'19 2Q'20 vs. 2Q'19 YTD'19 YTD'20 vs. YTD’19 Management fees $46,398 $49,509 7% $91,783 $98,380 7% 2Q'20 / LTM Advisory and transaction fees, net 5,295 3,191 (40%) 5,371 4,313 (20%) Combined Gross Return1 Total Fee Related Revenues 51,693 52,700 2% 97,154 102,693 6% Salary, bonus and benefits (19,537) (28,991) 48% (37,725) (53,524) 42% Non-compensation expenses (8,547) (12,782) 50% (18,222) (23,768) 30% $2.5bn / $6.9bn Total Fee Related Expenses (28,084) (41,773) 49% (55,947) (77,292) 38% Other income, net of NCI 156 116 (26%) 94 95 1% 2Q'20 / LTM Fee-generating inflows Fee Related Earnings $23,765 $11,043 (54)% $41,301 $25,496 (38)% Realized performance fees 3,074 2,929 (5)% 3,080 41,671 NM Realized profit sharing expense (1,340) (2,929) 119% (1,234) (41,671) NM Realized principal investment income, net 1,495 5 (100)% 1,794 3,672 105% $39.9bn Net interest loss and other (2,708) (5,507) 103% (4,881) (9,853) 102% Total AUM up 5% QoQ Segment Distributable Earnings $24,286 $5,541 (77)% $40,060 $19,315 (52)% 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European principal finance funds and infrastructure equity funds. 15 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds, and Infrastructure Equity. The 2Q'20 and LTM real assets net returns for were 1.1% and 8.1%, respectively.

Balance Sheet Highlights

GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of June 30, 2020 December 31, 2019 Assets: Cash and cash equivalents $939,824 $1,556,202 Restricted cash 81,378 19,779 U.S. Treasury securities, at fair value 764,923 554,387 Investments (includes performance allocations of $691,022 and $1,507,571 as of June 30, 2020 and December 31, 2019, respectively) 3,346,435 3,609,859 Assets of consolidated variable interest entities 10,891,820 1,300,186 Incentive fees receivable 864 2,414 Due from related parties 485,374 415,069 Deferred tax assets, net 744,733 473,165 Other assets 277,934 326,449 Lease assets 308,165 190,696 Goodwill 116,958 93,911 Total Assets $17,958,408 $8,542,117 Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses $119,934 $94,364 Accrued compensation and benefits 139,750 64,393 Deferred revenue 63,156 84,639 Due to related parties 711,705 501,387 Profit sharing payable 486,936 758,669 Debt 3,147,276 2,650,600 Liabilities of consolidated variable interest entities 8,550,442 929,719 Other liabilities 158,300 210,740 Lease liabilities 338,972 209,479 Total Liabilities 13,716,471 5,503,990 Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Stock, 11,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019 264,398 264,398 Series B Preferred Stock, 12,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019 289,815 289,815 Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 229,189,715 and 222,994,407 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively — — Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of June 30, 2020 and December 31, 2019 — — Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of June 30, 2020 and December 31, 2019 — — Additional paid in capital 1,032,442 1,302,587 Accumulated earnings (deficit) (653,745) — Accumulated other comprehensive loss (3,879) (4,578) Total Apollo Global Management, Inc. Stockholders’ Equity 929,031 1,852,222 Non-Controlling Interests in consolidated entities 2,107,870 281,904 Non-Controlling Interests in Apollo Operating Group 1,205,036 904,001 Total Stockholders’ Equity 4,241,937 3,038,127 Total Liabilities and Stockholders’ Equity $17,958,408 $8,542,117 17

Segment Balance Sheet Highlights

Total net value increased to $1.4 billion as we recorded mark-to-market gains on our GP & Other Investments and fund investment portfolios

On June 2, 2020, Apollo issued $500 million of 10-year notes at 2.65% coupon

Summary Balance Sheet[1]

($ in millions)	1Q'20	2Q'20
Cash and cash equivalents	$648	$940
U.S. Treasury securities, at fair value	865	765
GP & Other Investments[3,4]	2,281	2,853
Debt	(2,651)	(3,147)
Net performance fees receivable[2]	31	205
Net clawback payable [9]	(577)	(212)
Total Net Value	**$597**	**$1,404**
Unfunded Future Commitments	$1,067	$828
Undrawn Revolving Credit Facility	$750	$750

Share Repurchase Activity - 1Q'16 through 2Q'20[5]

($ and share amounts in millions)	Inception to Date
Open Market Share Repurchases	8.5
Reduction of Shares Issued to Participants[6]	8.9
Total Shares Purchased	17.4
Total Capital Used for Share Purchases	**$500**
Share Repurchase Plan Authorization Remaining [7]	$420
Average Price Paid Per Share[8]	$28.73

Supplemental Details

A-/A

Rated by S&P and Fitch

$750 million

Undrawn Revolving Credit Facility (Expiring in 2023)

$1.7 billion

Cash and cash equivalents and U.S. Treasury securities

1. Amounts are presented on an unconsolidated basis. 2. Net performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo's general partner investments in the funds it manages and other balance sheet investments. 4. Investment in Athene primarily comprises Apollo's direct investment of 54.6 million shares (subject to a discount due to a lack of marketability) of Athene Holding valued at $25.70 per share as of June 30, 2020. 5. Since 1Q'16, the Company in its discretion has elected to repurchase 1.8 million shares of Class A Common Stock for $56.0 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the March 2020 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company's equity incentive plan (the "Plan"), which the Company refers to as "net share settlement." 7. On March 12, 2020, the Company announced a new share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A Common Stock. This new authorization increases the capacity to repurchase shares from $80 million of unused capacity under the previously approved share repurchase plan. The share repurchase plan may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 9. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions.

APOLLO

18

Supplemental Details

Segment Performance Fees

($ in thousands)	As of June 30, 2020	2Q'20			YTD'20		
	Performance Fees Receivable on an Unconsolidated Basis	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit							
Corporate Credit[1]	$114,427	$85,541	$4,359	$89,900	$96,527	$16,341	$112,868
Structured Credit	130,427	14,022	—	14,022	(60,215)	13,846	(46,369)
Direct Origination	47,108	4,797	3,440	8,237	(16,969)	5,877	(11,092)
Total Credit	**$291,962**	**$104,360**	**$7,799**	**$112,159**	**$19,343**	**$36,064**	**$55,407**
Total Credit, net of profit sharing payable/expense	**23,938**	**57,059**	**3,440**	**60,499**	**9,597**	**6,148**	**15,745**
Private Equity							
Fund VIII[1,2]	$203,530	$745,109	$—	$745,109	($512,001)	$—	($512,001)
Fund VII[1,2]	17	43,535	61	43,596	(114,233)	471	(113,762)
Fund VI[2]	17,649	(12)	77	65	(90)	609	519
Fund IV and V[1]	—	(57)	—	(57)	(161)	—	(161)
ANRP I and II[1,2]	203	184	33	217	(21,418)	260	(21,158)
Hybrid Value Fund[2]	29,189	29,189	—	29,189	29,189	—	29,189
Other[1,3]	7,125	(314)	3,378	3,064	(114,789)	3,352	(111,437)
Total Private Equity	**$257,713**	**$817,634**	**$3,549**	**$821,183**	**($733,503)**	**$4,692**	**($728,811)**
Total Private Equity, net of profit sharing payable/expense	**140,007**	**517,910**	**—**	**517,910**	**(458,551)**	**(304)**	**(458,855)**
Real Assets							
Principal Finance[1]	$88,602	($10,878)	$907	($9,971)	($126,233)	$35,025	($91,208)
U.S. RE Fund I and II[1]	12,288	(7,532)	—	(7,532)	(21,525)	4,624	(16,901)
Infrastructure Equity Fund	19,237	(514)	2,022	1,508	1,048	2,022	3,070
Other[1,3]	6,473	4,371	—	4,371	(28,315)	—	(28,315)
Total Real Assets	**$126,600**	**($14,553)**	**$2,929**	**($11,624)**	**($175,025)**	**$41,671**	**($133,354)**
Total Real Assets, net of profit sharing payable/expense	**41,292**	**(8,001)**	**—**	**(8,001)**	**(103,076)**	**—**	**(103,076)**
Total	**$676,275**	**$907,441**	**$14,277**	**$921,718**	**($889,185)**	**$82,427**	**($806,758)**
Total, net of profit sharing payable[4]/expense	**$205,237**	**$566,968**	**$3,440**	**$570,408**	**($552,030)**	**$5,844**	**($546,186)**

1. As of June 30, 2020, certain credit funds, certain private equity funds, and certain real asset funds had $1.0 million, $351.3 million, and $34.5 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds, certain private equity funds and certain real asset funds was $9.2 million, $2,953.7 million and $110.5 million, respectively, as of June 30, 2020.
2. As of June 30, 2020, the remaining investments and escrow cash of Fund VIII, Hybrid Value Fund, Fund VII, Fund VI, ANRP I and ANRP II were valued at 113%, 109%, 40%, 34%, 25% and 69% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of June 30, 2020, Fund VII had $128.5 million of gross performance fees, or $73.2 million net of profit sharing, in escrow. As of June 30, 2020, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of June 30, 2020, ANRP I had $40.2 million of gross performance fees, or $26.0 million net of profit sharing, in escrow. As of June 30, 2020, ANRP II had $31.2 million of gross performance fees, or $18.7 million net of profit sharing, in escrow. With respect to Fund VIII, Fund VII, Fund VI, ANRP II, ANRP I and Hybrid Value Fund, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of June 30, 2020 and realized performance fees for 2Q'20 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $471.0 million as of June 30, 2020, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $99.1 million.

APOLLO

20

Segment Results

Credit ($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Management fees	$190,275	$198,867	$207,382	$208,229	$224,721	$373,017	$432,950
Advisory and transaction fees, net	5,510	5,530	30,228	15,267	13,756	8,358	29,023
Performance fees[1]	9,261	6,449	4,739	2,404	3,440	9,922	5,844
Total Fee Related Revenues	**205,046**	**210,846**	**242,349**	**225,900**	**241,917**	**391,297**	**467,817**
Salary, bonus and benefits	(50,465)	(51,746)	(49,628)	(57,008)	(52,806)	(94,769)	(109,814)
General, administrative and other	(31,647)	(33,403)	(39,118)	(35,373)	(37,251)	(59,143)	(72,624)
Placement fees	(157)	(190)	(230)	(306)	(358)	148	(664)
Total Fee Related Expenses	**(82,269)**	**(85,339)**	**(88,976)**	**(92,687)**	**(90,415)**	**(153,764)**	**(183,102)**
Other income (loss), net of Non-Controlling Interest	1,968	(597)	(913)	(663)	(724)	1,564	(1,387)
Credit Fee Related Earnings	**$124,745**	**$124,910**	**$152,460**	**$132,550**	**$150,778**	**$239,097**	**$283,328**
Realized performance fees	18,030	3,530	144,724	25,861	4,359	21,357	30,220
Realized profit sharing expense	(7,877)	(1,674)	(80,606)	(25,557)	(4,359)	(11,395)	(29,916)
Net Realized Performance Fees	**10,153**	**1,856**	**64,118**	**304**	**—**	**9,962**	**304**
Realized principal investment income, net	7,909	5,845	(8,039)	1,374	1,810	10,958	3,184
Net interest loss and other	(4,656)	(6,106)	(6,849)	(17,114)	(11,857)	(9,042)	(28,971)
Credit Segment Distributable Earnings	**$138,151**	**$126,505**	**$201,690**	**$117,114**	**$140,731**	**$250,975**	**$257,845**

Private Equity ($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Management fees	$129,638	$131,643	$131,417	$125,268	$127,592	$260,134	$252,860
Advisory and transaction fees, net	20,257	10,655	24,276	20,343	44,802	36,393	65,145
Total Fee Related Revenues	**149,895**	**142,298**	**155,693**	**145,611**	**172,394**	**296,527**	**318,005**
Salary, bonus and benefits	(40,267)	(45,807)	(55,096)	(42,480)	(53,202)	(83,500)	(95,682)
General, administrative and other	(22,962)	(26,603)	(23,671)	(21,994)	(21,770)	(48,824)	(43,764)
Placement fees	(618)	(65)	(264)	(107)	—	(483)	(107)
Total Fee Related Expenses	**(63,847)**	**(72,475)**	**(79,031)**	**(64,581)**	**(74,972)**	**(132,807)**	**(139,553)**
Other income (loss), net	3,963	(135)	282	23	2	4,159	25
Private Equity Fee Related Earnings	**$90,011**	**$69,688**	**$76,944**	**$81,053**	**$97,424**	**$167,879**	**$178,477**
Realized performance fees	12,231	63,742	292,723	1,143	3,549	72,687	4,692
Realized profit sharing expense	(4,089)	(22,084)	(131,240)	(1,447)	(3,549)	(41,816)	(4,996)
Net Realized Performance Fees	**8,142**	**41,658**	**161,483**	**(304)**	**—**	**30,871**	**(304)**
Realized principal investment income, net	1,877	8,114	35,703	542	3,404	9,965	3,946
Net interest loss and other	(7,650)	(8,911)	(9,110)	(15,674)	(11,686)	(13,783)	(27,360)
Private Equity Segment Distributable Earnings	**$92,380**	**$110,549**	**$265,020**	**$65,617**	**$89,142**	**$194,932**	**$154,759**

Real Assets ($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Management fees	$46,398	$47,862	$48,965	$48,871	$49,509	$91,783	$98,380
Advisory and transaction fees, net	5,295	377	1,702	1,122	3,191	5,371	4,313
Total Fee Related Revenues	**51,693**	**48,239**	**50,667**	**49,993**	**52,700**	**97,154**	**102,693**
Salary, bonus and benefits	(19,537)	(19,306)	(25,739)	(24,533)	(28,991)	(37,725)	(53,524)
General, administrative and other	(8,547)	(10,734)	(13,286)	(10,986)	(12,782)	(18,222)	(23,768)
Placement fees	—	(1)	—	—	—	—	—
Total Fee Related Expenses	**(28,084)**	**(30,041)**	**(39,025)**	**(35,519)**	**(41,773)**	**(55,947)**	**(77,292)**
Other income (loss), net of Non-Controlling Interest	156	(6)	89	(21)	116	94	95
Real Assets Fee Related Earnings	**$23,765**	**$18,192**	**$11,731**	**$14,453**	**$11,043**	**$41,301**	**$25,496**
Realized performance fees	3,074	162	101	38,742	2,929	3,080	41,671
Realized profit sharing expense	(1,340)	(65)	(138)	(38,742)	(2,929)	(1,234)	(41,671)
Net Realized Performance Fees	**1,734**	**97**	**(37)**	**—**	**—**	**1,846**	**—**
Realized principal investment income, net	1,495	415	942	3,667	5	1,794	3,672
Net interest loss and other	(2,708)	(3,234)	(3,410)	(4,346)	(5,507)	(4,881)	(9,853)
Real Assets Segment Distributable Earnings	**$24,286**	**$15,470**	**$9,226**	**$13,774**	**$5,541**	**$40,060**	**$19,315**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

21

Stockholder Dividend

Generated $0.46 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.49 per share of Class A Common Stock to holders of record as of August 18, 2020, which is payable on August 31, 2020

($ in thousands, except per share data)	2Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Segment Distributable Earnings	**$254,817**	**$196,505**	**$235,414**	**$485,967**	**$431,919**
Taxes and Related Payables	(14,878)	(22,193)	(21,040)	(29,514)	(43,233)
Preferred Dividends	(9,164)	(9,164)	(9,165)	(18,328)	(18,329)
Distributable Earnings	**$230,775**	**$165,148**	**$205,209**	**$438,125**	**$370,357**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	12,777	19,244	17,776	25,252	37,020
DE Before Certain Payables[1]	243,552	184,392	222,985	463,377	407,377
Percent to Common & Equivalents	51%	54%	54%	51%	54%
DE Before Other Payables Attributable to Common & Equivalents	124,212	99,572	120,412	236,322	219,984
Less: Taxes & Related Payables Attributable to Common & Equivalents	(12,777)	(19,244)	(17,776)	(25,252)	(37,020)
DE Attributable to Common & Equivalents[2]	**$111,435**	**$80,328**	**$102,636**	**$211,070**	**$182,964**
Per Share[3]	**$0.56**	**$0.37**	**$0.46**	**$1.06**	**$0.83**
(Retained) Contributed Capital per Share[3]	(0.06)	0.05	0.03	(0.10)	0.08
Net Dividend per Share[3]	**$0.50**	**$0.42**	**$0.49**	**$0.96**	**$0.91**
Payout Ratio	89%	114%	107%	91%	110%

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. See page 27 for the share reconciliation.

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Investment Records as of June 30, 2020

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$24,343	$24,729	$5,571	$621	$5,175	$5,542	$6,163	16%	(8)%
Fund VIII	2013	17,586	18,377	16,017	9,587	10,224	13,596	23,183	13	9
Fund VII	2008	2,939	14,677	16,461	31,539	2,459	967	32,506	33	24
Fund VI	2006	647	10,136	12,457	21,132	405	3	21,135	12	9
Fund V	2001	260	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	13	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$45,788**	**$78,981**	**$64,451**	**$93,000**	**$18,383**	**$20,110**	**$113,110**	**39%**	**24 %**
ANRP II	2016	2,291	3,454	2,647	1,384	1,984	1,477	2,861	6	(2)
ANRP I	2012	349	1,323	1,149	1,011	618	139	1,150	—	(4)
AION	2013	609	826	689	327	442	503	830	9	2
Hybrid Value Fund	2019	3,396	3,238	1,897	130	1,833	1,970	2,100	NM[1]	NM[1]
Total Private Equity		**$52,433**	**$87,822**	**$70,833**	**$95,852**	**$23,260**	**$24,199**	**$120,051**		
Credit:										
FCI III	2017	$2,734	$1,906	$2,544	$1,267	$1,890	$1,973	$3,240	23%	17 %
FCI II	2013	2,260	1,555	2,894	1,940	1,689	1,588	3,528	8	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	11	8
SCRF IV[6]	2017	2,048	2,502	4,534	2,417	2,151	1,891	4,308	(6)	(7)
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Accord IIIB	2020	1,768	1,761	408	85	352	331	416	NM[1]	NM[1]
Accord III	2019	961	886	2,184	1,850	586	567	2,417	NM[1]	NM[1]
Accord II[12]	2018	—	781	801	821	—	—	821	16	12
Accord I[12]	2017	—	308	111	113	—	—	113	10	5
Total Credit		**$9,771**	**$11,718**	**$17,809**	**$13,781**	**$6,668**	**$6,350**	**$20,131**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$4,737	$4,513	$2,802	$1,068	$1,993	$2,419	$3,487	21%	10 %
EPF II[4]	2012	1,349	3,442	3,408	4,319	658	583	4,902	14	9
EPF I[4]	2007	234	1,455	1,912	3,217	—	8	3,225	23	17
U.S. RE Fund III	2020	442	442	31	0	31	31	31	NM[1]	NM[1]
U.S. RE Fund II[5]	2016	1,127	1,243	878	480	629	700	1,180	14	11
U.S. RE Fund I[5]	2012	230	649	632	791	147	143	934	13	10
Asia RE Fund[5]	2017	678	719	434	206	281	368	574	18	13
Infrastructure Equity Fund	2018	1,107	897	801	218	658	824	1,042	NM[1]	NM[1]
Total Real Assets		**$9,904**	**$13,360**	**$10,898**	**$10,299**	**$4,397**	**$5,076**	**$15,375**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Investment Records as of June 30, 2020 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7] 2Q'20	YTD'20	2Q'19	YTD'19	FY'19
Credit:							
MidCap[9]	N/A	$8,552	4%	— %	5%	8%	17%
AIF	2013	320	12	(14)	3	12	19
AFT	2011	350	9	(15)	3	8	14
AINV/Other[10]	2004	4,551	49	(39)	7	35	57
Real Assets:							
ARI[11]	2009	7,193	37%	(41%)	4%	16%	21%
Total		**$20,966**					

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of June 30, 2020.
5. U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $152 million, $771 million and $375 million of co-investment commitments as of June 30, 2020, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.24 as of June 30, 2020.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 1%, (2)%, 3% , 6% and 11% for 2Q'20, YTD'20, 2Q'19, YTD'19, and FY'19, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of March 31, 2020 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.7 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. All amounts are as of March 31, 2020 except for total returns. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.
12. Gross and Net IRR have been presented for these funds as they have a defined maturity date of less than 24 months and have substantially liquidated.

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24

Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$155,659**	**$354,106**	**$156,879**	**($1,005,382)**	**$437,164**	**$295,552**	**($568,218)**
Preferred dividends	9,164	9,164	9,164	9,164	9,165	18,328	18,329
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	5,143	7,083	9,616	(164,409)	41,068	13,805	(123,341)
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	172,195	150,741	182,362	(1,123,216)	511,688	330,043	(611,528)
GAAP Net Income (Loss)	**$342,161**	**$521,094**	**$358,021**	**($2,283,843)**	**$999,085**	**$657,728**	**($1,284,758)**
Income tax provision (benefit)	16,897	(231,896)	66,351	(295,853)	140,323	36,551	(155,530)
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$359,058**	**$289,198**	**$424,372**	**($2,579,696)**	**$1,139,408**	**$694,279**	**($1,440,288)**
Transaction related charges[1]	18,135	5,201	20,414	(21,399)	32,110	23,598	10,711
Charges associated with corporate conversion	10,006	6,994	4,987	1,064	—	10,006	1,064
(Gains) losses from changes in tax receivable agreement liability	—	38,575	11,732	—	—	—	—
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(5,143)	(7,083)	(9,616)	164,409	(41,068)	(13,805)	123,341
Unrealized performance fees	(129,679)	(183,208)	62,688	1,800,181	(907,656)	(314,062)	892,525
Unrealized profit sharing expense	40,799	61,098	29,933	(681,183)	340,687	116,561	(340,496)
Equity-based profit sharing expense and other[2]	20,675	22,203	32,368	34,488	38,463	41,637	72,951
Equity-based compensation	18,237	15,802	18,500	14,070	17,747	36,660	31,817
Unrealized principal investment (income) loss	(31,893)	(20,411)	(23,944)	201,570	(107,110)	(44,221)	94,460
Unrealized net (gains) losses from investment activities and other	(45,378)	24,155	(95,498)	1,263,001	(277,167)	(64,686)	985,834
Segment Distributable Earnings	**$254,817**	**$252,524**	**$475,936**	**$196,505**	**$235,414**	**$485,967**	**$431,919**
Taxes and related payables	(14,878)	(20,895)	(11,891)	(22,193)	(21,040)	(29,514)	(43,233)
Preferred dividends	(9,164)	(9,164)	(9,164)	(9,164)	(9,165)	(18,328)	(18,329)
Distributable Earnings	**$230,775**	**$222,465**	**$454,881**	**$165,148**	**$205,209**	**$438,125**	**$370,357**
Preferred dividends	9,164	9,164	9,164	9,164	9,165	18,328	18,329
Taxes and related payables	14,878	20,895	11,891	22,193	21,040	29,514	43,233
Realized performance fees	(33,335)	(67,434)	(437,548)	(65,746)	(10,837)	(97,124)	(76,583)
Realized profit sharing expense	13,306	23,823	211,984	65,746	10,837	54,445	76,583
Realized principal investment income, net	(11,281)	(14,374)	(28,606)	(5,583)	(5,219)	(22,717)	(10,802)
Net interest loss and other	15,014	18,251	19,369	37,134	29,050	27,706	66,184
Fee Related Earnings	**$238,521**	**$212,790**	**$241,135**	**$228,056**	**$259,245**	**$448,277**	**$487,301**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges.
2. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

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26

Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20
Total GAAP Class A Common Stock Outstanding	200,435,587	222,403,296	222,994,407	228,834,099	229,189,715
Non-GAAP Adjustments:					
Participating Apollo Operating Group Units	202,245,561	180,361,308	180,111,308	204,028,327	204,028,327
Vested RSUs	269,726	216,552	2,349,618	244,240	195,499
Unvested RSUs Eligible for Dividend Equivalents	8,832,203	8,770,229	6,610,369	8,114,841	8,128,861
Distributable Earnings Shares Outstanding	**411,783,077**	**411,751,385**	**412,065,702**	**441,221,507**	**441,542,402**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$155,659**	**$354,106**	**$156,879**	**($1,005,382)**	**$437,164**	**$295,552**	**($568,218)**
Dividends declared on Class A Common Stock	(92,201)	(100,355)	(111,485)	(205,602)	(96,181)	(205,546)	(301,783)
Dividend on participating securities	(4,115)	(4,450)	(4,364)	(7,247)	(3,608)	(9,074)	(10,855)
Earnings allocable to participating securities	(2,848)	(11,440)	(1,722)	—	(13,947)	(4,030)	—
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	$56,495	$237,861	$39,308	($1,218,231)	$323,428	$76,902	($880,856)
GAAP weighted average number of Class A Common Stock outstanding: Basic	199,578,950	205,797,643	221,863,632	226,757,519	227,653,988	200,202,174	227,205,866
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**$0.75**	**$1.64**	**$0.68**	**($4.47)**	**$1.84**	**$1.41**	**($2.55)**
Distributed Income	$0.46	$0.50	$0.50	$0.89	$0.42	$1.02	$1.31
Undistributed Income (Loss)	$0.29	$1.14	$0.18	($5.36)	$1.42	$0.39	($3.86)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$155,659**	**$354,106**	**$156,879**	**($1,005,382)**	**$437,164**	**$295,552**	**($568,218)**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	203,399	(64,908)	267,493	(1,574,314)	702,244	398,727	(872,070)
Income (Loss) Before Income Tax (Provision) Benefit	**$359,058**	**$289,198**	**$424,372**	**($2,579,696)**	**$1,139,408**	**$694,279**	**($1,440,288)**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	(104,241)	(36,674)	51,564	2,776,201	(903,994)	(208,312)	1,872,207
Segment Distributable Earnings	**$254,817**	**$252,524**	**$475,936**	**$196,505**	**$235,414**	**$485,967**	**$431,919**
Taxes and related payables	(14,878)	(20,895)	(11,891)	(22,193)	(21,040)	(29,514)	(43,233)
Preferred dividends	(9,164)	(9,164)	(9,164)	(9,164)	(9,165)	(18,328)	(18,329)
Distributable Earnings	**$230,775**	**$222,465**	**$454,881**	**$165,148**	**$205,209**	**$438,125**	**$370,357**
Distributable Earnings Shares Outstanding	411,783,077	411,751,385	412,065,702	441,221,507	441,542,402	411,783,077	441,542,402
Distributable Earnings per Share	$0.56	$0.54	$1.10	$0.37	$0.46	$1.06	$0.83
Distributable Earnings to Fee Related Earnings Differences[1]	7,746	(9,675)	(213,746)	62,908	54,036	10,152	116,944
Fee Related Earnings	**$238,521**	**$212,790**	**$241,135**	**$228,056**	**$259,245**	**$448,277**	**$487,301**
Distributable Earnings Shares Outstanding	411,783,077	411,751,385	412,065,702	441,221,507	441,542,402	411,783,077	441,542,402
Fee Related Earnings per Share	$0.58	$0.52	$0.59	$0.52	$0.59	$1.09	$1.11

1. See page 26 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

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27

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Total Consolidated Revenues (GAAP)	**$636,579**	**$702,721**	**$914,772**	**($1,469,086)**	**$1,508,335**	**$1,314,356**	**$39,249**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(23,847)	(19,990)	(29,706)	(35,841)	(24,847)	(52,976)	(60,688)
Adjustments related to consolidated funds and VIEs	90	4,079	7,053	(1,451)	16,165	1,722	14,714
Performance fees[1]	(163,014)	(250,642)	(374,860)	1,734,435	(918,493)	(411,186)	815,942
Principal investment (income) loss	(43,174)	(34,785)	(68,550)	193,447	(114,149)	(66,938)	79,298
Total Fee Related Revenues	**$406,634**	**$401,383**	**$448,709**	**$421,504**	**$467,011**	**$784,978**	**$888,515**
Realized performance fees	33,335	67,434	437,548	65,746	10,837	97,124	76,583
Realized principal investment income, net and other	10,438	13,532	27,764	4,741	4,376	21,032	9,117
Total Segment Revenues	**$450,407**	**$482,349**	**$914,021**	**$491,991**	**$482,224**	**$903,134**	**$974,215**
Total Consolidated Expenses (GAAP)	**$342,525**	**$371,372**	**$599,366**	**($328,434)**	**$702,777**	**$720,542**	**$374,343**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(23,865)	(20,563)	(30,022)	(32,211)	(21,662)	(52,707)	(53,873)
Reclassification of interest expense	(23,302)	(27,833)	(28,126)	(31,242)	(32,291)	(42,410)	(63,533)
Transaction-related charges	(18,135)	(5,201)	(20,414)	21,399	(32,110)	(23,598)	(10,711)
Charges associated with corporate conversion	(10,006)	(6,994)	(4,987)	(1,064)	—	(10,006)	(1,064)
Equity-based compensation	(18,237)	(15,802)	(18,500)	(14,070)	(17,747)	(36,660)	(31,817)
Total profit sharing expense[2]	(74,780)	(107,124)	(274,285)	580,949	(389,987)	(212,643)	190,962
Dividend compensation program expense	—	—	(16,000)	(2,540)	(1,820)	—	(4,360)
Total Fee Related Expenses	**$174,200**	**$187,855**	**$207,032**	**$192,787**	**$207,160**	**$342,518**	**$399,947**
Realized profit sharing expense	13,306	23,823	211,984	65,746	10,837	54,445	76,583
Total Segment Expenses	**$187,506**	**$211,678**	**$419,016**	**$258,533**	**$217,997**	**$396,963**	**$476,530**
Total Consolidated Other Income (Loss) (GAAP)	**$65,004**	**($42,151)**	**$108,966**	**($1,439,044)**	**$333,850**	**$100,465**	**($1,105,194)**
Adjustments related to consolidated funds and VIEs	(4,367)	(10,338)	(14,768)	166,465	(56,197)	(13,501)	110,268
(Gain) loss change in tax receivable agreement liability	—	38,575	11,732	—	—	—	—
Net (gains) losses from investment activities	(45,053)	19,783	(94,022)	1,264,244	(270,112)	(63,878)	994,132
Interest income and other, net of Non-Controlling Interest	(9,497)	(6,607)	(12,450)	7,674	(8,147)	(17,269)	(473)
Other Income (Loss), net of Non-Controlling Interest	**6,087**	**(738)**	**(542)**	**(661)**	**(606)**	**5,817**	**(1,267)**
Net interest loss and other	(14,171)	(17,409)	(18,527)	(36,292)	(28,207)	(26,021)	(64,499)
Total Segment Other Loss	**($8,084)**	**($18,147)**	**($19,069)**	**($36,953)**	**($28,813)**	**($20,204)**	**($65,766)**

1. Excludes certain performance fees related to business development companies, Redding Ridge Holdings and MidCap.
2. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

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Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Management fees	$366,311	$378,372	$387,764	$382,368	$401,822	$724,934	$784,190
Advisory and transaction fees, net	31,062	16,562	56,206	36,732	61,749	50,122	98,481
Performance fees[1]	9,261	6,449	4,739	2,404	3,440	9,922	5,844
Total Fee Related Revenues	**406,634**	**401,383**	**448,709**	**421,504**	**467,011**	**784,978**	**888,515**
Realized performance fees	33,335	67,434	437,548	65,746	10,837	97,124	76,583
Realized principal investment income. net and other	10,438	13,532	27,764	4,741	4,376	21,032	9,117
Total Segment Revenues	**$450,407**	**$482,349**	**$914,021**	**$491,991**	**$482,224**	**$903,134**	**$974,215**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Salary, bonus and benefits	$110,269	$116,859	$130,463	$124,021	$134,999	$215,994	$259,020
General, administrative and other	63,156	70,740	76,075	68,353	71,803	126,189	140,156
Placement fees	775	256	494	413	358	335	771
Total Fee Related Expenses	**174,200**	**187,855**	**207,032**	**192,787**	**207,160**	**342,518**	**399,947**
Realized profit sharing expense	13,306	23,823	211,984	65,746	10,837	54,445	76,583
Total Segment Expenses	**$187,506**	**$211,678**	**$419,016**	**$258,533**	**$217,997**	**$396,963**	**$476,530**

The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	2Q'19	3Q'19	4Q'19	1Q'20	2Q'20	YTD'19	YTD'20
Other income, net	$6,731	$144	$479	$133	$81	$7,065	$214
Non-Controlling Interest	(644)	(882)	(1,021)	(794)	(687)	(1,248)	(1,481)
Other Income (Loss), net of Non-Controlling Interest	**6,087**	**(738)**	**(542)**	**(661)**	**(606)**	**5,817**	**(1,267)**
Net interest loss and other	(14,171)	(17,409)	(18,527)	(36,292)	(28,207)	(26,021)	(64,499)
Total Segment Other Loss	**($8,084)**	**($18,147)**	**($19,069)**	**($36,953)**	**($28,813)**	**($20,204)**	**($65,766)**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

29

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”, is the key performance measure used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and • Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate in dividends and holders of AOG Units. Segment DE is the sum of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of any of the related funds, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment DE excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Distributable Earnings” or “DE” represents Segment DE less estimated current corporate, local and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. DE is net of preferred dividends, if any, to the Series A and Series B Preferred Stockholders. DE excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates that may change due to changes in interpretations of tax law. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees related to business development companies, Redding Ridge Holdings, and MidCap and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 30

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; ii) the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value plus available financing capacity; iii) the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and iv) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 31

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LLC (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). The Company, through ISGI provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP (“AAME PC”), a wholly-owned subsidiary of Apollo Asset Management Europe LLP (“AAME”). AAME PC and AAME are subsidiaries of Apollo and are collectively referred to herein as “ISGI”. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our commitment based funds and (ii) SIAs that have a defined maturity date. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share. • “Dry powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on June 30, 2020 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund excluding the principal finance funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on June 30, 2020 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 32

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund excluding the principal finance funds represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2020 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, performance fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between each of MidCap and Apollo, Athene and Apollo and Athora and Apollo, may also be terminated under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related service fees from a non-traded business development company may be terminated under certain limited circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences pursuant to its governing agreements. 33

Forward-Looking Statements Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC (“AGM LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). This presentation includes the results for AGM LLC prior to the Conversion and the results for AGM Inc. following the Conversion. In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to (a) Apollo Global Management, Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the Conversion and (b) AGM LLC and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, prior to the Conversion, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While we are unable to accurately predict the full impact that COVID-19 will have on our results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, our compliance with these measures has impacted our day-to-day operations and could disrupt our business and operations, as well as that of the Apollo funds and their portfolio companies, for an indefinite period of time. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020 and quarterly report on Form 10-Q filed with the SEC on May 11, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 34